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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Brown Disc Products Company, Inc. on Form S-8 of our report, dated October 10, 1996, appearing in the Annual Report on Form 10-KSB of Brown Disc Products Company, Inc. for the year ended June 30, 1996.


STOCKMAN KAST RYAN & SCRUGGS, PC
Colorado Springs, Colorado

August 13, 1997